Exhibit 99.2
Reconciliation of GAAP to Non-GAAP Financial Measures for the Quarter Ended September 30, 2005
The following tables present pro forma versions of our revenues, gross profit, net income and earnings per share (basic and diluted) to illustrate our results from operations excluding the recorded non-cash sales discount relating to the warrants held by Quest Diagnostics. The tables present the most comparable GAAP measure to each non-GAAP measure, as well as the reconciliation to the corresponding GAAP measure. Our management believes that these non-GAAP financial measures provide a useful measure of our results of operations, excluding discounts that are not necessarily reflective of, or directly attributable to, our operations. We believe that these non-GAAP measures will allow investors to monitor our ongoing operating results and trends, gain a better understanding of our period-to-period performance, and gain a better understanding of our business and prospects for future performance. These non-GAAP results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from similar non-GAAP measures used by other companies.
Three months ended September 30, 2005

		Reconciliation:
		Add Back Non-
		Cash Sales
	GAAP	Discount	Non-GAAP

Revenues	$21,525	$171	$21,696
Gross profit	15,176	171	15,347
Net income	1,779	171	1,950
Earnings per share:

		$171 to revenues
Basic	$0.05	used in calculation	$0.05
		$171 to revenues
Diluted	$0.05	used in calculation	$0.05

Three months ended September 30, 2004

		Reconciliation:
		Add Back Non-
		Cash Sales
	GAAP	Discount	Non-GAAP

Revenues	$18,028	$195	$18,223
Gross profit	12,499	195	12,694
Net income	978	195	1,173
Earnings per share:

		$195 to revenues
Basic	$0.03	used in calculation	$0.03
		$195 to revenues
Diluted	$0.02	used in calculation	$0.03

Nine months ended September 30, 2005

		Reconciliation:
		Add Back Non-
		Cash Sales
	GAAP	Discount	Non-GAAP

Revenues	$62,105	$1,083	$63,188
Gross profit	43,463	1,083	44,546
Net income	4,219	1,083	5,302
Earnings per share:

		$1,083 to revenues
Basic	$0.11	used in calculation	$0.14
		$1,083 to revenues
Diluted	$0.11	used in calculation	$0.13

Nine months ended September 30, 2004

		Reconciliation:
		Add Back Non-
		Cash Sales
	GAAP	Discount	Non-GAAP

Revenues	$50,259	$325	$50,584
Gross profit	34,817	325	35,142
Net income	297	325	622
Earnings per share:

		$325 to revenues
Basic	$0.01	used in calculation	$0.02
		$325 to revenues
Diluted	$0.01	used in calculation	$0.02